Filed pursuant to Rule 424(b)(2)
SEC File No. 333-162019

PROSPECTUS SUPPLEMENT (to Prospectus dated November 4, 2009).

Far East Energy Corporation

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering and selling a minimum of 90,909,100 shares up to a maximum of 150,375,000 shares of our common stock to be sold at a price of $0.33 per share.  Of the common stock we are offering pursuant to this prospectus supplement, up to 75,187,500 shares of common stock are being offered to existing investors in accordance with the provisions of the securities purchase agreements we entered into with the investors in March 2010, which may be sold to other investors if the investors in the March 2010 offering decline to participate in this offering.

We have retained Macquarie Capital (USA), Inc. as our placement agent to use its best efforts to solicit offerees to purchase our common stock in this offering.

Our common stock is quoted on the OTC Bulletin Board under the symbol “FEEC.” On August 18, 2010, the closing sale price per share of our common stock was $0.37.

Investing in our securities involves risks. See “Risk Factors” on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

 We expect that the gross proceeds to us in the offering will be approximately $49,623,750 if all of the investors in the March 2010 offering participate.  We estimate that the total expenses of this offering, exclusive of placement agent’s fees, will be approximately $385,500.

	Per Share	Minimum Total	Maximum Total

Offering price	$0.33	$30,000,003	$49,623,750
Placement agent’s fees	$0.02	$1,677,538	$2,925,544
Proceeds to us (before expenses)	$0.31	$28,322,465	$46,698,206

We expect to deliver the shares to the purchasers on or about August 24, 2010 against payment for such shares.

The prospectus supplement is dated August 20, 2010

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should assume that this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of its respective date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. The accompanying prospectus was filed with our registration statement on Form S-3 (registration file no. 333-162019) with the Securities and Exchange Commission (the “SEC”) as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell common stock, preferred stock, either separately or represented by depositary shares, debt securities, warrants and stock purchase contracts, as well as units that include any of these securities, from time to time in one or more offerings, up to a total amount of $75,000,000.  As of August 19, 2010, approximately $66.5 million remains available under our shelf registration statement.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus and any free writing prospectus distributed by us before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, contained, or incorporated by reference, in the accompanying prospectus or contained in any free writing prospectus we have distributed in connection with this offering. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any sale of a security.

We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of the common stock.

Information contained on or accessible through our website does not constitute part of this prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Far East,” “Company,” “we,” “us,” and “our” or similar references refer to Far East Energy Corporation and its subsidiaries, including Far East Energy (Bermuda), Ltd. (“FEEB”).

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us carefully, including the information contained under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

Far East Energy Corporation

Our Business

We were incorporated in Nevada on February 4, 2000. In January 2002, we renamed our company Far East Energy Corporation and changed our focus to exploring, developing, producing and selling coalbed methane gas (“CBM”). References to “China” are references to the People’s Republic of China. Today, the operations of our company and its subsidiaries concentrate on CBM exploration and development in Shanxi Province in northern China and Yunnan Province in southern China. Our goal is to become a recognized leader in CBM property acquisition, exploration, development and production.

We are a development stage company, and our activities have been principally limited to the drilling, testing and completion of exploratory CBM wells and organizational activities. We are party to three production sharing contracts (“PSCs”) which cover the 485,000-acre Shouyang Block in Shanxi Province, the 573,000-acre Qinnan Block in Shanxi Province, and the Enhong and Laochang areas, which total 265,000 acres, in Yunnan Province. On March 13, 2009, we entered into a series of related transactions associated with our Qinnan Block with Arrow Energy International Pte Ltd (“Arrow”), the Singapore-based subsidiary of Arrow Energy Limited, a large Australian CBM producer.

On June 12, 2010, China United Coalbed Methane Corporation, Ltd. (“CUCBM”) and Shanxi Province Guoxin Energy Development Group Limited (“SPG”) executed the Shouyang Project Coalbed Methane Purchase and Sales Contract (the “Gas Sales Agreement”), to which we are an express beneficiary, to sell CBM produced in the CBM field governed by the Shouyang PSC (the “Shouyang Field”). Pursuant to the Gas Sales Agreement, SPG is initially required to purchase up to 300,000 cubic meters (10,584,000 cubic feet) per day of CBM (the “Daily Volume Limit”) produced at the Shouyang Field on a take-or-pay basis, with the purchase of any quantities above such amount to be negotiated pursuant to a separate agreement.  At the request of our wholly owned subsidiary, FEEB, and CUCBM to provide competitive pricing options for offtake of CBM production in excess of the Daily Volume Limit with assured offtake capacity, SPG agreed to commit to having demand capacity to accept at least 1 million cubic meters (approximately 35 million cubic feet) per day from the Shouyang Field by 2015 but neither FEEB nor CUCBM is obligated to sell gas in excess of the Daily Volume Limit.  As of August 13, 2010, production at the Shouyang Block exceeded 900,000 cubic feet of CBM per day, but there can be no assurance that certain events may not affect production from time to time.  We plan to continue to dewater existing wells and drill additional wells in the 1H area to increase production.  The term of the Gas Sales Agreement is 20 years.  We anticipate that gas sales will commence upon completion of our in-field gathering system and compression facilities, which are scheduled to be completed by the fourth quarter of 2010.  This in-field gathering system will interconnect with SPG’s 18-inch diameter line in Shanxi Province that has been completed to the Shouyang area.

Company Information

Our executive offices are located at 363 N. Sam Houston Parkway E., Suite 380, Houston, Texas 77060, and our telephone number is (832) 598-0470. Our main office in China is located in Beijing, and we also maintain satellite offices in Taiyuan City and Kunming. Our web site is www.fareastenergy.com. Information contained on or obtained through our web site does not constitute part of this prospectus supplement. Copies of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are located at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

The Offering

Issuer:	Far East Energy Corporation, a Nevada corporation

Offering:	A minimum of 90,909,100 shares up to a maximum of 150,375,000 shares of common stock.

Common stock outstanding after the offering:	336,062,628 shares of common stock if the maximum number of shares of common stock offered hereby are sold in the offering.

Offering price:	$0.33 per share of common stock

Closing date:	We expect the closing to occur on or about August 24, 2010.

Use of proceeds:
We intend to use the proceeds from the offering to continue the drilling, completion and testing of coal bed methane wells in China, for general corporate purposes and potentially to repay certain debts that may become due.  See “Use of Proceeds.”

OTC Bulletin Board symbol:	FEEC

Risk factors:	This investment involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the prospectus.

The number of shares of our common stock that will be outstanding immediately after the offering is based on 185,687,628 shares outstanding as of August 3, 2010 and excludes:

•
9,457,000 shares of common stock issuable upon exercise of outstanding stock options issued under our equity incentive plans and compensation arrangements prior to this offering, at a weighted average exercise price of $1.17 per share;

•	5,855,333 shares of common stock reserved for future issuance under our equity incentive plans;

•	21,995,000 shares of common stock issuable upon exercise of outstanding warrants issued prior to this offering, at a weighted average exercise price of $1.30 per share; and

•
23,457,309 shares of common stock issuable upon exchange of the exchangeable note issued to Arrow Energy International Ptd Ltd. at an exchange price of approximately $0.475 per share, assuming exchange on the maturity date of March 13, 2011.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described or incorporated by reference in our filings with the SEC and this prospectus supplement. If any of the risks discussed in our filings with the SEC or this prospectus supplement actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly and you may lose all or a part of your investment.

Risks Relating to Our Business

We may have to obtain additional financing in order to refinance the Arrow Exchangeable Note and potentially to continue our operations.

Although we expect that gas sales under the Gas Sales Agreement will commence in the fourth quarter of 2010, we are not able to accurately predict when we will recognize meaningful revenues. We expect to experience operating losses and negative cash flow until gas offtake commences under the Gas Sales Agreement and production levels in the Shouyang Block increase sufficiently. On March 13, 2009, we entered into a series of related transactions with Arrow associated with our Qinnan Block.  The transactions with Arrow included a Farmout Agreement (the “Farmout Agreement”), which is subject to approval by our Chinese partner company and the Chinese Ministry of Commerce (the “MOC”). If our Chinese partner company and the MOC approve the Farmout Agreement, Arrow would be obligated to pay us $8 million and fund certain exploration costs.    However, there can be no assurance that the approvals for the Farmout Agreement will be received.  Moreover, since December 19, 2009, each of Arrow and the Company has had the right to terminate the Farmout Agreement at any time, though neither party has elected to exercise that right, and the parties are continuing use efforts to satisfy the conditions to the transactions contemplated by the Farmout Agreement. In conjunction with entering into the Farmout Agreement, FEEB, our wholly owned subsidiary, issued and we guaranteed an exchangeable note (the “Exchangeable Note”) to Arrow with an aggregate principal amount of $10 million.  Since October 16, 2009, the Exchangeable Note has incurred interest at a rate of 8% per annum, and all outstanding principal and interest are due and payable on the maturity date of March 13, 2011.   Arrow has the right at any time to exchange the Exchangeable Note in whole or in part for shares of the Company’s common stock at an exchange rate of 21,052.63 shares per $10,000, or $0.475 per share, of principal and interest. Moreover, upon satisfaction of the conditions set forth in the Farmout Agreement, the note would automatically be exchanged for shares of our common stock at the same exchange rate. At the maturity date, assuming the Exchangeable Note has not been exchanged for shares or prepaid by us, $11,142,222 will be due to Arrow.

Management may have to raise additional capital to pay or refinance amounts due under the Exchangeable Note to the extent it is not exchanged for shares prior to its maturity date, to continue operations and to meet future expenditure requirements necessary to retain our rights under the production sharing contracts (“PSCs”) if the net proceeds from this offering are less than approximately $41.1 million. Management intends to seek to obtain funds for these purposes by entering into a strategic relationship or transaction, such as a joint venture, farmout, merger, acquisition or sale of some or all of our assets, and/or obtaining debt or equity financing or refinancing existing debt. However, there can be no assurance that the funds raised in the offering plus any additional funds raised will be sufficient to refinance or repay the Exchangeable Note.  The global financial crisis has created liquidity problems for many companies and financial institutions and international capital markets have stagnated, especially in the United States and Europe. A continuing downturn in these markets could impair our ability to obtain, or may increase our costs associated with obtaining, additional funds through the sale of our securities. The ongoing crisis has created a difficult environment in which to negotiate and consummate a transaction. While we will continue to seek to raise funds, there can be no assurance that we will be able to enter any strategic relationship or transaction or that we will be successful in obtaining funds through debt or equity financing or refinancing existing debt. Under certain circumstances, the structure of a strategic transaction may require the approval of the Chinese authorities, which could delay closing or make the consummation of a transaction more difficult or impossible. In particular, any transfer of our rights under any PSC will require the approval of our Chinese partner company. There can be no assurance that the Chinese authorities will provide the approvals necessary for a transaction or transfer. In addition, the terms and conditions of any potential strategic relationship or transaction or of any debt or equity financing are uncertain and we cannot predict the timing, structure or other terms and conditions of any such arrangements or the consideration that may be paid with respect to any transaction or offering of securities and whether the consideration will meet or exceed our offering price.

Our ability to continue as a going concern depends upon our ability to obtain substantial funds in this or future offerings for use in our development activities and upon the success of our planned exploration and development activities. There can be no guarantee of future fundraising or exploration success or that we will realize the value of our unevaluated exploratory well costs. The consolidated financial statements incorporated by reference into this prospectus supplement do not include any adjustments that might result from the outcome of this uncertainty. Management believes that we will continue to be successful in obtaining the funds necessary to continue as a going concern.

If our operating requirements or drilling obligations materially change from those currently planned, we may require more capital than currently anticipated or may be required to raise capital earlier than anticipated. For example, it is possible that the Ministry of Land and Resources or our Chinese partner company could seek to, among other things, increase our capital expenditures or accelerate our drilling program. If we are unable to commit to the expenditures or accelerate our drilling and dewatering efforts it may adversely affect our ability to extend the terms of our PSCs. Raising additional funds by issuing shares or other types of equity securities would further dilute our existing stockholders. If we fail to obtain the necessary funds to complete our exploration activities under our PSCs, and we cannot obtain extensions to the requirements under our PSCs, we would not be able to successfully complete our exploration and development activities and we may lose rights under our PSCs.

We must obtain extensions for our PSCs to continue our operations in China.

We have commenced the extension application process for each of our PSCs. The MOC has approved modification agreements to extend the exploration periods for the Shouyang area of Shanxi Province and the Enhong and Laochang areas of Yunnan Province to June 30, 2011. The exploration period of the Qinnan PSC in Shanxi Province expired on June 30, 2009. With regard to the Qinnan PSC, China National Petroleum Corporation (“CNPC”) has recently replaced China United Coalbed Methane Co. Ltd. (“CUCBM”) as our Chinese partner company for the PSC. We are continuing to pursue an extension of the exploration period of the Qinnan PSC. It is possible that our Chinese partner company may elect to issue a new PSC, which could be on less favorable terms than those in the current PSC. At CNPC's request, we have provided certain operational and financial information about our Company to assist them in the decision making process. Recently, CNPC has completed an accounting audit pursuant to the Qinnan PSC of our expenditures for 2007 and 2008.  We have also provided to CNPC at their request our work plan for 2010 for Qinnan.  For many months CNPC has been awaiting authorization from the Chinese government allowing it to deal with foreign partners on CBM projects. We now understand that such authority has been granted to CNPC in the past few months, but we have not yet obtained official confirmation of this.  There can be no assurance that we will be successful in extending the exploration period of the Qinnan PSC or that a new PSC will be granted. Additionally, in connection with obtaining this extension or a new PSC, we may be required to commit to certain expenditures or to modify the terms or respective ownership interests and/or acreage in the applicable PSC. However, if we are unable to raise sufficient funds to commit to these expenditures, it may adversely affect our ability to extend the Qinnan PSC.

We are in the initial exploration phase and have substantial capital requirements that, if not met, will hinder our ability to continue as a going concern.

We face significant challenges, expenses and difficulties as a development stage company seeking to explore, develop and produce coalbed methane gas. The development of our projects in China will require that we obtain funding to satisfy very significant expenditures for exploration and development of these projects, if they are successful. We will also require resources to fund significant capital expenditures for exploration and development activities in future periods. In this regard, CUCBM or CNPC could seek to renegotiate our PSCs to, among other things, increase our expenditures or accelerate our drilling program beyond the minimum contractual requirements under our PSCs. As discussed above,  if our Chinese partner company and the MOC approve the Farmout Agreement, Arrow would be obligated to pay us $8 million and fund certain exploration costs.    However, there can be no assurance that the approvals for the Farmout Agreement will be received or that Arrow will not exercise its right to terminate the Farmout Agreement.  Our success will depend on our ability to obtain additional financing to fund our capital expenditures. If we cannot obtain adequate capital, and we cannot obtain extensions to the requirements under our PSCs, we will not be able to successfully complete our exploration and development activities, and we may lose rights under our PSCs. This would materially and adversely affect our business, financial condition and results of operations.

Continued disruption in national and international investment and credit markets or fraud or embezzlement of funds at the financial institutions which hold our assets may adversely affect our business, financial condition and results of operation.

The recent meltdown of and disruptions in the global financial system have led to a significant slowdown in capital market activities, a scarcity of credit, tighter lending standards and higher interest rates and costs of capital. Current market conditions may continue or worsen. We can make no assurances that we will be able to obtain additional equity or debt financing to fund our anticipated drilling, exploration and operation costs on terms that are acceptable to us or at all. In the absence of capital obtained through this offering, a strategic relationship or transaction with one or more interested companies, or through an additional equity or debt financing, our ability to operate and to meet our obligations under our production sharing contracts would be impaired, which would have a material adverse effect on our business, financial condition and results of operation and may affect our ability to continue as a going concern.

Our cash and cash equivalents are liquid investments with original maturities of three months or less at the time of purchase. We maintain the cash and cash equivalents with reputable major financial institutions in deposit accounts and U.S. government securities money market accounts. Deposits with these institutions exceed the Federal Deposit Insurance Corporation's insurance limits or similar limits in foreign jurisdictions. If one or more of these institutions are unable to honor our withdrawal requests or redeem our shares in our deposit or money market accounts as a result of the institution's financial condition, fraud, embezzlement or otherwise, it could have an adverse affect on our business, financial condition and results of operations.

The development of CBM properties involves substantial risks and we cannot assure that our exploration and drilling efforts will be successful.

The business of exploring for and, to a lesser extent, developing and operating CBM properties involves a high degree of business and financial risk that even a combination of experience, knowledge and careful evaluation may not be able to overcome. The selection of prospects for CBM gas drilling, the drilling, ownership and operation of CBM wells and the ownership of interests in CBM properties are highly speculative. Our well data, including information relating to permeability and coal thickness, is preliminary in nature. We cannot predict whether any prospect will produce CBM or whether, even if producing, such prospect will produce commercial quantities of CBM.

Drilling for CBM gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce coalbed methane in sufficient quantities or quality to realize enough net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain and cost overruns are common. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including but not limited to uncooperative inhabitants, title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services. In addition, other factors such as permeability, structural characteristics of the coal, or the quality or quantity of water that must be produced, may hinder, restrict or even make production impractical or impossible.

Drilling and completion decisions generally are based on subjective judgments and assumptions that are speculative. We may drill wells that, although productive, do not produce CBM in economic quantities. It is impossible to predict with certainty the production potential of a particular property or well. Furthermore, the successful completion of a well does not ensure a profitable return on the investment. A variety of geological, operational, or market-related factors, including, but not limited to, unusual or unexpected geological formations, pressures, equipment failures or accidents, fires, explosions, blowouts, cratering, pollution and other environmental risks, shortages or delays in the availability of drilling rigs and the delivery of equipment, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well, or otherwise prevent a property or well from being profitable. We contract with drilling companies to drill certain of our wells in China and we face the risk that the other party may not perform, which may delay our drilling program. A productive well may also become uneconomic in the event of excessive water or other deleterious substances are encountered, which impair or prevent the production of natural gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances. We cannot assure that wells drilled by us will be productive or, even if productive, will produce CBM in economic quantities so that we will recover all or any portion of our investment. In the event we are not successful, we may be required to write off some or all of the capitalized well costs on our financial statements.

We have no current source of revenue.

We will not generate material revenues from our existing properties until we have successfully completed exploration and development, and started production of CBM. Although we anticipate sales under the Gas Sales Agreement will commence in the fourth quarter of 2010, we are not able to accurately predict when we will recognize meaningful revenues. SPG has completed its pipeline, which runs within 2 kilometers of our 1H Pilot Area and will be used to transport CBM sold pursuant to the Gas Sales Agreement.  Our in-field gathering system and compression facilities, which we expect to be completed by the fourth quarter of 2010, must be built to connect to the SPG pipeline.  While SPG has completed the pipeline to our Shouyang Block and we have commenced construction of our gathering system and our compression facilities, there can be no assurance that the pipeline gathering system or compression facilities will be completed on a timely basis.  Additionally, no facilities exist to transport or process CBM near our Yunnan Province projects.  Our ability to realize revenues from any producing wells may be impaired until these pipelines or facilities are built out or arrangements are made to deliver our production to market.

We are a development stage company and, thus, we have no relevant operating history for the purpose of evaluation of our performance and prospects.

We have been engaged principally in developing and implementing strategic operating and exploration plans, raising capital, hiring personnel, entering into contracts, acquiring rights to explore, develop, produce and sell CBM, and drilling, testing and completing of exploratory wells. Although we have entered into a gas sales agreement, we do not yet have operating experience in the distribution and marketing of CBM gas in China. We are considered a development stage company for accounting purposes because we have generated no revenues to date. Accordingly, we have no relevant operating history upon which you can evaluate our performance and prospects. In addition, we cannot forecast operating expenses based on our historical results and our ability to accurately forecast future revenues is limited. As a result of our limited operating history, we are more susceptible to business risks including risks of unforeseen capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies.

We have a history of losses, and expect to incur losses in the foreseeable future.  If we do not achieve profitability, our financial condition and the value of our common stock will suffer.

To date, we have no revenues from the sale of CBM. We incurred yearly net losses applicable to common stockholders since inception.  Although we anticipate sales under the Gas Sales Agreement between CUCBM and SPG, to which we are an express beneficiary, will commence in the fourth quarter of 2010, we expect to continue to experience operating losses and negative cash flow for the foreseeable future. We must obtain additional financing in this or future offerings and generate sufficient revenues to fund anticipated drilling, exploration and operation costs and to achieve and maintain positive net income. Without significant additional financing in this or future offerings, we cannot guarantee that we will ever generate sufficient revenues to achieve positive net income, which will negatively impact the price of our common stock. If we do achieve positive net income, we cannot assure you that we will be able to sustain or increase profitability in the future.

We must complete multiple CBM wells on our Shanxi Province and Yunnan Province projects in order to increase existing volumes and/or to commence production.

To date, we have drilled 8 horizontal wells, 27 vertical wells and 11 deviated wells in the Shanxi Province projects and 10 vertical wells and 4 deviated wells in Yunnan Province. While subject to periodic maintenance, we have achieved continuous gas production in some of these wells. We have entered into the Gas Sales Agreement for the purchase and sale of up to 300,000 cubic meters (10,584,000 cubic feet) of CBM per day produced at our Shouyang Block.  As of August 13, 2010, production at the Shouyang Block exceeded 900,000 cubic feet of CBM per day, but there can be no assurance that certain events may not affect production from time to time.  We plan to continue to dewater existing wells and drill additional wells in the 1H area to increase production.  At this early stage, the volumes being produced while dewatering are still relatively small and the data obtained is not yet sufficient to be able to project the peak gas production volume or to be able to conclude whether the wells will produce the maximum volume of CBM that SPG is obligated to take under the Gas Sales Agreement. None of the wells we have drilled to date in Yunnan or Qinnan are currently producing CBM gas as they are undergoing or will undergo dewatering and production testing.  We are analyzing and evaluating drilling data obtained in an effort to determine how many additional wells we have to drill in order to begin production of commercial volumes in Qinnan and Yunnan; and, in Shouyang, while commercial production has been achieved, we desire to drill additional wells to increase production in preparation for anticipated gas sales. We cannot make any assurances that we will have the resources to drill enough additional wells in the Shanxi and Yunnan Provinces to increase production in the areas. As a result, even though we may have producing properties in the region, we may not be in a position to derive positive cash flow from operations from such wells. Actual production may vary materially from preliminary test results, including the results to date for our first horizontal well. Actual production from the wells may be at recovery rates and gas quality materially different than our first indications.

We are a holding company and we rely on our subsidiaries for dividends and other payments for funds to meet our obligations.

We are principally a holding company with substantially all of our assets relating to operations in China being owned by our subsidiary, FEEB. Consequently, we have no direct operations and are not expected to own a significant amount of assets other than the outstanding capital stock of our subsidiaries, including FEEB, and cash and cash equivalents. Because we conduct our operations through our subsidiaries, if and when we commence commercial production of CBM, we will depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations and to pay dividends, if any, with respect to our common stock. The jurisdictions of our subsidiaries may impose restrictions on or require government approval of dividends or certain payments by the subsidiaries. All of our subsidiaries will be separate and independent legal entities and will have no legal obligation whatsoever to pay, and may be contractually restricted from paying any dividends, distributions or other payments to us.

We are dependent on our key executives and may not be able to hire and retain key employees to fully implement our business strategy.

Our success will depend largely on our senior management, which includes our executive officers. As we grow our business, we must attract, retain and integrate additional experienced managers, geoscientists and engineers in order to successfully operate and grow our businesses. The number of available, qualified personnel in the oil and gas industry to fill these positions may be limited. Our inability to attract, retain and integrate these additional personnel or the loss of the services of any of our senior executives or key employees could delay or prevent us from fully implementing our business strategy and could significantly and negatively affect our business.

We are not diversified and we concentrate on one industry.

Our business strategy concentrates on exploration and development of CBM gas in China. There is an inherent risk in not having a diverse base of properties in exploration and development, because we will not have alternate sources of revenue if we are not successful with our current exploration and development activities. As we will invest substantially all of our assets in this market, we may be more affected by any single adverse economic, political or regulatory event than a more diversified entity. Our failure in the exploration and development of our CBM property rights in China would have a material adverse affect on our business.

We may not be able to develop a proven reserve base.

Our future success will depend upon our ability to find and develop CBM reserves. Any CBM reserves that we develop will decline as CBM production occurs. To develop reserves and production, we must implement our exploration, development and production programs and identify and produce from previously overlooked or by-passed zones and shut-in wells. Our current strategy is to develop a reserve base, production and cash flow through the development of CBM fields in our Shanxi Province and Yunnan Province projects. We can give no assurance that our planned exploration and development activities will result in any reserves or that we will have any success in discovering and producing reserves at economical exploration and development costs.

We may have difficulty managing growth in our business.

Because of our small size and the relatively large scale of operations required for our business to yield revenue, growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be substantially more demands on these resources. Further, we may be required to respond to any expansion of our activities in a relatively short period of time in order to meet the demands created by the expansion of these activities, the growth of our business and our drilling objectives. The failure to timely upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan. If we are unable to implement these actions in a timely manner, our results and the growth of our business may be adversely affected.

Risks Relating to Our Operations in China

No facilities presently exist to transport or process CBM near our Yunnan Province projects.

With regard to Shouyang, while SPG has completed the pipeline to our Shouyang Block and we have commenced construction of our gathering system and our compression facilities, there can be no assurance that the pipeline gathering system or compression facilities will be completed on a timely basis to allow sales in the fourth quarter.

The marketability of any production will depend, in part, upon the availability, proximity and capacity of pipelines, gas gathering systems and processing facilities. We may transport our CBM through pipelines or by compressing or liquefying the CBM for transportation.

Currently, two national trunklines, one to Beijing and one to Shanghai, traverse China in proximity to our Shanxi Province projects.   Under the Gas Sales Agreement, SPG has agreed to purchase gas from the Shouyang Block after the completion of the pipeline, which runs within 2 kilometers of our 1H Pilot Area in our Shouyang Block to the Shanjing II pipeline that runs from Western China to Beijing.  SPG has informed us that the connecting pipeline is complete.  In order to deliver our gas, we will need to install an in-field gathering system as well as compression facilities to increase the gas pressure to the pressure required for delivery.  We expect that gas sales will begin shortly after completion of our gathering system and compression facilities, which are scheduled for completion in the fourth quarter of 2010.  However, there can be no assurance that we will complete the installation of our in-field system or compression facilities on a timely basis or that gas sales will commence shortly thereafter.  Although we are express beneficiaries of the Gas Sales Agreement, we may have limited rights under Chinese law to enforce SPG’s obligations under the agreement without the cooperation of CUCBM.  We cannot guarantee when gas sales will commence or the volumes of gas that may be sold under the Gas Sales Agreement.  Costs associated with the Shouyang PSC as well as proceeds and subsidies from gas sales under the Gas Sales Agreement will be allocated between us and CUCBM in accordance with our participating interest.  See “Our Holdings in the Shanxi Province of the People’s Republic of China” of Item 1 - Business in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for a further description of the Shouyang PSC and participating interests in the PSC.  There can be no assurance that such government subsidies will continue or that they will be paid in a timely manner upon commencement of gas sales.

For our Qinnan Block, compression facilities or pipelines still need to be built to connect our projects to larger pipelines to transport any CBM that may be produced.  We estimate the initial cost for these connecting pipelines and compression facilities may be in the range of $1 million to $1.5 million or more.  If CUCBM elects a 30% participating interest in our Shouyang and Qinnan PSC, our net costs and revenues associated with those PSCs would be reduced accordingly.  Additionally, if we are successful in assigning 75.25% of our current participating interest in the Qinnan PSC to Arrow, our net cost with respect to any project for that PSC would be reduced accordingly.  There is no assurance that any of the existing pipelines we might desire to connect to in the future will have sufficient capacity available to meet our requirements or the costs of using such pipelines would be economical for our Qinnan PSC.  Additionally, there is no assurance that we will be able to use the existing pipelines on terms acceptable to us or at all, as the PRC does not require that open access to pipeline infrastructure be allowed.

Pipelines in Yunnan Province. There are no pipelines in the vicinity of our Yunnan Province projects, and we estimate the initial cost to construct a connecting pipeline and compression facilities from our project to the nearest large city, Kunming, may be in the range of $20 million to $50 million or more. If CUCBM elects a 40% participating interest in our Yunnan Province project our costs would be reduced accordingly. Because there is no gas pipeline, compressed natural gas (“CNG”) facility, liquefied natural gas (“LNG”) plant or other off-take vehicle in near proximity to these wells, our ability to sell CBM produced on these projects to communities outside the general area will be contingent upon a pipeline, CNG or LNG plant being built near the Enhong-Laochang project.

Recently, it was reported that CNPC will undertake a pipeline construction project with support from the Yunnan provincial government to extend the Myanmar-China natural gas pipeline to pass through the city of Kunming, then go northward through the city of Zhaotong, and finally connect with major interprovincial pipelines in Sichuan Province.  Further, the pipelines are expected to include a branch to connect the city of Kunming to the city of Qujing.  We believe that the construction, which would lay pipelines closer to our projects, would help to substantially reduce the cost for CBM off-take from our projects and increase our ability to eventually deliver gas to consumers.  If CUCBM elects a 40% participating interest in Yunnan Province project, our costs would be reduced accordingly.  However, there can be no assurances that this project will be undertaken or be completed or, if it is undertaken, that it will be completed on a timely basis.  Additionally, there is no assurance that we will be able to use the pipeline on terms acceptable to us or at all, as the PRC does not require that open access to pipeline infrastructure be allowed.

Compressed Natural Gas. If we have initial commercial production of CBM from our Qinnan and Yunnan projects, then, prior to the point at which production reaches pipeline quantities, we could potentially begin to market the CBM produced to local markets as CNG. CNG is an alternative to the construction of a pipeline or LNG facility and is especially appropriate for early stage gas production where gas volumes are lower. We may determine to pursue CNG facilities in order to earn revenues from any early production of CBM.  Production of CNG would require the installation of a CNG facility,  which would likely be constructed and paid for by the purchaser of our gas production.

Substantially all of our assets and operations are located in China.

Substantially all of our assets and operations are located in China. Accordingly, our business is subject to a significant extent, to the economic, political, and legal developments in China. China is a developing country, has only recently begun participating in global trade with its accession to the World Trade Organization, and has only a limited history of trade practices as a nation. We are subject to the laws, rules, regulations, and political authority of the government of China. We may encounter material problems while doing business in China, such as interactions with the Chinese government and uncertain foreign legal precedent pertaining to developing CBM gas and enforcing rights under our PSCs and other agreements governed by Chinese law in China. Risks inherent in international operations also include, but are not limited to, the following:

•	global economic conditions;

•	local currency instability;

•	inflation;

•	the risk of realizing economic currency exchange losses when transactions are completed in currencies other than U.S. dollars;

•	the ability to repatriate earnings under existing exchange control laws; and

•	political unrest.

Changes in domestic and foreign import and export laws and tariffs can also materially impact international operations. In addition, foreign operations involve political, as well as economic risks, including:

•	nationalization;

•	expropriation;

•	contract renegotiations;

•	trade protection;

•	changes in diplomatic and trade relations between United States and China;

•	government intervention and price fixing in certain markets; and

•	changes in laws resulting from governmental changes.

Additionally, CUCBM and CNPC are subject to rules and regulations of China and the jurisdiction or influence of other governmental agencies in China that may adversely affect their ability to perform under, or our rights in our PSCs with them. These rules and regulations may affect our rights under or PSCs by potentially limiting, renegotiating or precluding us from exploring and developing the full acreage provided for and may also affect the opportunities and obligations under our PSCs. CUCBM and CNPC could seek to, among other things, increase our expenditures or accelerate our drilling program beyond the minimum contractual requirements under our PSCs. We must comply with certain procedural requirements under our PSCs and with CUCBM in order to obtain the reimbursement of costs incurred under the PSCs. We cannot assure you that we will recover or that CUCBM will approve reimbursement of all costs incurred under the PSC, which could adversely impact our business, financial conditions and results of operations. In the event of a dispute, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

We are exposed to foreign currency risk.

In July 2005, the Chinese government began to permit the Chinese RMB to float within a narrow and managed range against the U.S. Dollar and other currencies. However, this practice was suspended in 2008 as a result of the global financial crisis.  In June 2010, the Chinese government reinstated the policy of maintaining a managed float.  As a result, the value of the Chinese currency, which is generally believed to be undervalued, may increase incrementally.  All of our costs to operate our Chinese offices are paid in Chinese RMB and the proceeds from gas sales under the Gas Sales Agreement are payable to us in Chinese RMB. Our exploration costs in China may be incurred under contracts denominated in Chinese RMB or U.S. Dollars.  Because the functional currency used in our financial statements is the U.S. Dollar, changes in the relative values of the U.S. Dollar and the Chinese RMB may affect the values reported in our financial statements.   We fund our expenditures in China with funds raised in U.S. Dollars and, as a result, if the value of the U.S. Dollar falls in relation to the Chinese RMB, more U.S. Dollars would be required to fund the same expenditures.  Additionally, if the value of the U.S. Dollar falls in relation to the Chinese RMB, the translated value of our revenue, if any, and operating expenses from our transactions denominated in RMB would increase.   Conversely, if the value of the U.S. Dollar rises in relation to the Chinese RMB, the change in exchange rates would reduce the translated value of the revenue, if any, and operating expenses from our transactions denominated in RMB.

To date, we have not engaged in hedging activities to hedge our foreign currency exposure. In the future, we may enter into hedging instruments to manage our foreign currency exchange risk or continue to be subject to exchange rate risk. However, we may not be successful in reducing foreign currency exchange risks, and as a result, we may from time to time experience losses resulting from fluctuations in the value of the Chinese RMB.

Inflation may adversely affect our financial condition and results of operations.

Although inflation has not materially impacted our operations in the recent past, increased inflation in China or the U.S. could have a negative impact on our operating and general and administrative expenses, as these costs could increase. In recent months, the Company has increased its use of Chinese suppliers, including drilling contractors, that are paid in RMB. In the future, inflation in China may results in higher minimum expenditure requirements under our PSCs if CUCBM adjusts these requirements for inflation. A material increase in these costs as a result of inflation could adversely affect our operations and, if there are material changes in our costs, we may seek to raise more funds earlier than anticipated.

We risk the effects of general economic conditions in China.

Any future CBM sales could be adversely affected by a sustained economic recession in China. As our operations and end user markets are primarily in China, a sustained economic recession in that country could result in lower demand or lower prices for the natural gas to be produced by us. The recent meltdown of and disruptions in the global financial system may adversely impact China's growth rates.

We may depend on a few customers when we begin selling our gas production.

Although we anticipate sales under the Gas Sales Agreement will commence in the fourth quarter of 2010, we are not able to accurately predict when we will recognize meaningful revenues from our gas production or the volumes of gas that may be sold under that agreement. With respect to the other PSCs and gas sales from the Shouyang PSC  in excess of the potential 300,000 cubic meters (10,584,000 cubic feet) per day to be sold under the Gas Sales Agreement, when selling our gas production, there may be only a small number of entities we can contract with which will purchase any gas we may produce. Losing any such potential contract or client would have a material negative impact on our business.

Risks Related to the Oil & Gas Industry

The volatility of natural gas and oil prices could harm our business.

Our future revenues, profitability and growth as well as the carrying value of our oil and gas properties depend to a large degree on prevailing oil and gas prices. Commercial lending sources are not currently available to us because of our lack of operating history and income. Our ability to borrow and to obtain additional equity funding on attractive terms also substantially depends upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, uncertainties within the market and a variety of other factors beyond our control. These factors include weather conditions in China, the condition of the Chinese economy, the activities of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports and the availability of alternative fuel sources. Prices for oil and natural gas have been and are likely to remain extremely unstable.

We may not be able to successfully compete with rival companies.

The energy industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of CBM prospects suitable for enhanced production efforts, and the hiring of experienced personnel. Our competitors in CBM acquisition, development, and production include major integrated oil and gas companies in addition to substantial independent energy companies. Many of these competitors possess and employ financial and personnel resources substantially greater than those that are available to us and may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. Our financial or personnel resources to generate revenues in the future will depend on our ability to select and acquire suitable producing properties and prospects in competition with these companies.

The production and producing life of wells is uncertain and production will decline.

If any well becomes commercially productive, it will not be possible to predict the life and production of that well. The actual producing lives could differ from those anticipated. Sufficient CBM may not be produced for us to receive a profit or even to recover our initial investment. In addition, production from our CBM gas wells, if any, will decline over time, and does not indicate any consistent level of future production.

We may suffer losses or incur liability for events for which the operator of a property or we have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil and natural gas, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our properties and others. The occurrence of any of these events could result in the following:

•	Substantial losses due to injury and loss of life;

•	Severe damage to and destruction of property, natural resources and equipment;

•	Pollution and other environmental damage;

•	Clean-up responsibilities; and

•	Regulatory investigation and penalties and suspension of operations.

As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Environmental hazards and liabilities may adversely affect us and result in liability.

There are numerous natural hazards involved in the drilling of CBM wells, including unexpected or unusual formations, pressures, and blowouts and involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations.

We maintain insurance coverage for our operations in amounts we deem appropriate, but we do not believe that insurance coverage for environmental damages that occur over time, or complete coverage for sudden and accidental environmental damages, is available at a reasonable cost. Accordingly, we may be subject to liability or may lose the privilege to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur. The insurance coverage we do maintain may also be insufficient. In that event, our assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

We face substantial governmental regulation and environmental risks.

Our business is subject to various laws and regulations that may be changed from time to time in response to economic or political conditions. Matters subject to regulation include the following:

•	Discharge permits for drilling operations;

•	Drilling bonds;

•	Reports concerning operations;

•	The spacing of wells;

•	Unitization and pooling of properties;

•	Taxation; and

•	Environmental protection.

Regulatory agencies may also impose price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve oil and gas.

We are subject to environmental regulation that can materially and adversely affect the timing and cost of our operations.

Our exploration and proposed production activities are subject to certain laws and regulations relating to environmental quality and pollution control. Our operations in China are governed by PSCs and the Shanxi farmout agreements. We are subject to the laws, decrees, regulations and standards on environmental protection and safety promulgated by the Chinese government. Various government laws and regulations concerning the discharge of incidental materials into the environment, the generation, storage, transportation and disposal of waste or otherwise relating to the protection of public health, natural resources, wildlife and the environment, affect our current exploration efforts and future development, processing and production operations and the costs related to them. These regulations require us to obtain environmental permits to conduct seismic acquisition, drilling or construction activities. Such regulations also typically include requirements to develop emergency response plans, waste management plans, environmental plans and spill contingency plans.

Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and exploitation plans on a timely basis and within our budget.

Shortages or the high costs of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploration and exploitation operations, which could have a material adverse effect on our business, financial condition or results of operations. If the unavailability or high cost of rigs, equipment, supplies or personnel were particularly severe in China, we could be materially and adversely affected.

Risks Relating to our Securities

We have registered for resale a substantial amount of our outstanding shares of common stock and shares of common stock underlying warrants and options and shares of our common stock that cannot currently be traded without restriction that may become eligible for trading in the future. We cannot predict the effect future sales of our common stock will have on the market price of our common stock.

On August 16, 2010, we had 500 million shares of common stock authorized, of which approximately 185.7 million shares of common stock were issued and outstanding. As of August 16, 2010, we had 54.9 million shares of common stock subject to options, warrants and exchangeable notes. As of August 16, 2010, of the issued and outstanding shares, 5.3 million, or 2.8%, were "restricted stock" subject to resale restrictions. Our shares of restricted stock will be available for trading in the future, so long as all the requirements of Rule 144, promulgated under the Securities Act, are met or if such shares are registered for resale. Additionally, as of August 16, 2010, 12.4 million shares underlying warrants may be considered to be restricted stock upon issuance. Therefore, the total number of shares of common stock potentially subject to restriction upon issuance was 18.4 million.

We cannot predict the effect, if any, that future sales of our common stock will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of common stock, such as the outstanding securities registered or to be registered on registration statements, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We do not currently intend to pay dividends on our common stock.

We currently intend to retain any profits to fund the development and growth of our business. As a result, we have not paid dividends on our common stock and our board of directors currently does not intend to declare dividends or make any other distributions on our common stock in the foreseeable future. Consequently, it is uncertain when, if ever, we will declare dividends to our common stockholders. Investors in our common stock may not derive any profits from their investment in us for the foreseeable future, other than through any price appreciation of our common stock that may occur.

The price of our common stock could be volatile.

The market price of our common stock will likely fluctuate significantly in response to the following factors, some of which are beyond our control:

•	Variations in our quarterly operating results;

•	Changes in market valuations of oil and gas companies;

•	Announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Failure to extend the terms of our production sharing contracts;

•	Additions or departures of key personnel;

•	Future sales of our common stock;

•	Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our common stock; and

•	Commencement of or involvement in litigation.

In addition, the trading volume of our common stock is relatively small, and the market for our common stock may not be able to efficiently accommodate significant trades on any given day. As a result, sizable trades of our common stock may cause volatility in the market price of our common stock to a greater extent than in more actively traded securities. These broad fluctuations may adversely affect the market price of our common stock.

Trading in our common stock is limited and sporadic, and a significant market for our common stock may not develop.

Our common stock is currently eligible for trading only on the OTC Bulletin Board. While there currently exists a limited and sporadic public trading market for our common stock, the price paid for our common stock and the amount of common stock traded are volatile. We cannot assure or guarantee you that the trading market for our common stock will improve or develop further, and as a result, the liquidity of our common stock may be reduced and you may not recover any of your investment.

We may issue additional equity securities without the consent of stockholders. The issuance of any additional equity securities would further dilute our stockholders.

Our board of directors has the authority, without further action by the stockholders, to issue up to 500 million shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. We also have 500 million shares of common stock authorized under our charter documents, of which approximately 185.7 million shares are issued and outstanding as of August 16, 2010. The issuance of preferred stock could have the effect of restricting dividends on the common stock or delaying or preventing our change in control without further action by the stockholders. We may issue additional shares of common stock or other equity securities, including securities convertible into shares of common stock, in connection with capital raising activities. The issuance of additional common stock would also have a dilutive impact on our stockholders' ownership interest in our company.

Risks Relating to this Offering

Our management will have broad discretion over the use of the proceeds to us from any offering and might not apply the proceeds of an offering in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offering that are intended to be used to fund the drilling, completion and testing of coal bed methane wells in China and for general corporate purposes, and you will have to rely on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of an offering in ways that you believe will increase the value of your investment.

You will incur immediate dilution in the net tangible book value of your shares.

If you purchase shares of common stock in this offering, the value of your shares based on our actual book value will immediately be less than the price you paid. The reduction in the value of your equity is known as dilution.

You should consider the U.S. federal income tax consequences of owning our securities.

There are risks associated with the U.S. federal income tax consequences of owning our securities. Because the tax consequences of owning our securities are complex and certain tax consequences may differ depending on the holder’s particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the U.S. federal income tax treatment currently applicable to owning our securities will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, together with the accompanying prospectus, and documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: there can be no assurance as to the volume of gas that is ultimately produced or sold from our wells; due to limitations under Chinese law, we may have only limited rights to enforce the Gas Sales Agreement; pipelines needed to transport our gas may not be constructed, or if constructed may not be timely, or their routes may differ from those anticipated; certain of the proposed transactions with Arrow may not close on a timely basis or at all, including due to a failure to satisfy closing conditions or otherwise; the anticipated benefits to us of the transactions with Arrow may not be realized; the final amounts received by us from Arrow may be different than anticipated; Arrow may exercise its right to terminate the Farmout Agreement at any time; the MOC may not approve the extension of the Qinnan PSC on a timely basis or at all; our Chinese partner companies or the MOC may require certain changes to the terms and conditions of our PSC in conjunction with their approval of any extension of the Qinnan PSC; our lack of operating history; limited and potentially inadequate management of our cash resources; the pipelines currently under consideration may not be constructed, or if constructed may not be timely, or their routes may differ from those currently anticipated; the pipeline and local distribution/compressed natural gas companies may decline to purchase or take our gas, or the timing of any definitive agreement may take longer than anticipated and the terms may not as advantageous as expected; risk and uncertainties associated with exploration, development and production of CBM; expropriation and other risks associated with foreign operations; disruptions in capital markets effecting fundraising; matters affecting the energy industry generally; lack of availability of oil and gas field goods and services; environmental risks; drilling and production risks; changes in laws or regulations affecting our operations, as well as other risks described in our 2009 Annual Report and subsequent filings with the SEC.

When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus supplement and the accompanying prospectus.   Our forward-looking statements speak only as of the date made. All subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  Our forward-looking statements speak only as of the date made. We assume no obligation to update any of these statements.

USE OF PROCEEDS

After deducting the placement agent’s fee and our estimated offering expenses, we expect the net proceeds from the offering to be $27,936,965 if the minimum number of shares are sold and $46,312,706 if all of the investors in the March 2010 offering participate.  We estimate our offering expenses in connection with the offering to be approximately $385,500, which include legal, accounting and printing costs, reimbursement of placement agent expenses and various other expenses.

We intend to use the net proceeds from the offering to continue the drilling, completion and testing of coal bed methane wells in China and for general corporate purposes.  We guarantee the obligations of our subsidiary, FEEB, under the Arrow Exchangeable Note.  The Exchangeable Note has an initial principal amount of $10 million, bears interest at a rate of 8% per annum, which began to accrue on October 16, 2009, and matures on March 13, 2011, unless repaid or exchanged earlier.  Principal and interest are due and payable on the maturity date or earlier if payment is accelerated upon the occurrence and continuance of an event of default.  Arrow has the right at any time to exchange the Exchangeable Note in whole or in part for shares of common stock at an exchange rate of 21,052.63 shares per $10,000 (or $0.475 per share) of principal and interest, subject to certain equitable adjustment mechanisms in the event of a sale of the company, stock split or similar occurrence.  To the extent that Arrow elects to exchange principal and interest for shares of our common stock, FEEB’s repayment obligation and the extent of our guarantee will also be reduced.  If Arrow does not elect to exchange principal and interest for shares of our common stock, we intend to use up to approximately $11.1 million of the net proceeds from this offering or proceeds from an additional financing to repay or refinance the Exchangeable Note.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

See the summary description of our common stock in the accompanying prospectus under the section “Description of Capital Stock” beginning on page 17.

Transfer Agent

The transfer agent for our common stock is Corporate Stock Transfer, Inc.

PLAN OF DISTRIBUTION

We are offering the shares of common stock on a best efforts basis to investors. We have retained Macquarie Capital (USA) Inc. as placement agent in connection with this offering. Subject to the terms and conditions of the placement agency agreement, Macquarie Capital (USA) Inc. has agreed to act as our placement agent on a best efforts basis for the sale of up to 150,375,000 shares of common stock and may, without our consent, appoint any co-agents or sub-agents. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus. The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates.

We are offering and selling a minimum of 90,909,100 shares up to a maximum of 150,375,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.  Of the shares of common stock we are offering, up to 75,187,500 shares of common stock are being offered to existing investors in accordance with the provisions of the securities purchase agreements we entered into with the investors in March 2010.

We expect to deliver the shares to the purchasers on or about August 24, 2010 against payment for such shares.

We will pay Macquarie Capital (USA) Inc. an arranging fee equal to 5.6762% of the gross proceeds of the offering, plus the reimbursement of expenses (including legal fees) in an amount up to $200,000 in accordance with the placement agency agreement.  We estimate that our other offering expenses in connection with the offering and any simultaneous offering to be approximately $185,500, which include legal, accounting and printing costs and various other fees.

We have agreed to indemnify Macquarie Capital (USA) Inc. against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments Macquarie Capital (USA) Inc. may be required to make in respect of such liabilities.

We, along with our executive officers and directors, have agreed that we will not offer, sell, assign, transfer, pledge, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, any of our securities, without the prior written consent of Macquarie Capital (USA) Inc., for a period of 90 days from the date of the placement agency agreement, except pursuant to previously issued options, warrants or rights, any agreements providing for anti-dilution or other stock purchase or contractual obligations in existence on the date hereof, any employee benefit or similar plan in existence on the date hereof or duly adopted hereafter, and, in the case of our executive officers and directors, any 10b5-1 trading plan put into place during such period that becomes effective after the expiration of the 90-day period.

This is a brief summary of the material provisions of the placement agency agreement with the placement agent and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement with Macquarie Capital (USA) Inc. will be on file with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K to be filed by us.

The transfer agent for our shares is Corporate Stock Transfer, Inc.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon by our counsel, Coppedge Emmel & Klegerman PC, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, including management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 and the financial statement schedule included therein, to the extent and for the periods set forth in their reports, have been audited by our independent registered public accounting firm, JonesBaggett LLP, and have been incorporated herein by reference in reliance upon the reports of JonesBaggett LLP, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

For purposes of this prospectus supplement and the accompanying prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus supplement. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 and the amendment thereto;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;
•	Our Current Reports on Form 8-K filed on March 9, 2010, April 19, 2010, June 11, 2010 and June 16, 2010; and
•
The description of our common stock contained in our Registration Statement on Form 10-SB12G/A, filed with the SEC on May 16, 2001, pursuant to Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Secretary, Far East Energy Corporation, 363 North Sam Houston Parkway East, Suite 380, Houston, Texas 77060, or you may call us at (832) 598-0470.

PROSPECTUS

Far East Energy Corporation

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Stock Purchase Contracts and
Units

We from time to time may offer to sell common stock, preferred stock, either separately or represented by depositary shares, debt securities, warrants and stock purchase contracts, as well as units that include any of these securities. The preferred stock, debt securities, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for common stock, preferred stock, debt securities, warrants or stock purchase contracts of our company. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, the underwriters may overallot a portion of the securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol “FEEC.” There is no market for the other securities we may offer.

Investing in our securities involves risks. See “ Risk Factors ” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superceded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

 PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” section. In this prospectus, unless the context indicates otherwise, the terms “company,” “we,” “us,” and “our” refer to Far East Energy Corporation and its subsidiaries.

Far East Energy Corporation

Overview

We were incorporated in Nevada on February 4, 2000. In January 2002, we renamed our company Far East Energy Corporation and changed our focus to exploring, developing, producing and selling coalbed methane gas (“CBM”). References to “China” and “PRC” are references to the People’s Republic of China. Today, the operations of our company and its subsidiaries concentrate on CBM exploration and development in Shanxi Province in northern China and Yunnan Province in southern China. Our goal is to become a recognized leader in CBM property acquisition, exploration, development and production. Our principal office is located at 363 North Sam Houston Parkway East, Suite 380, Houston, Texas 77060 and our telephone number is (832) 598-0470. Our main office in China is located in Beijing and we also maintain satellite offices in Taiyuan City and Kunming.

We are a development stage company, and our activities have been principally limited to the drilling, testing and completion of exploratory CBM wells and organizational activities. We are party to three production sharing contracts (“PSCs”) which cover the 485,000-acre Shouyang Block in Shanxi Province, the 573,000-acre Qinnan Block in Shanxi Province, and the Enhong and Laochang areas, which total 265,000 acres, in Yunnan Province. On March 13, 2009, we formed a strategic alliance related to our Qinnan Block with Arrow Energy International Pte Ltd (“Arrow”), the Singapore-based subsidiary of Arrow Energy Limited, a large Australian CBM producer.

Some Risks Related to Our Business

We are considered a development stage company for accounting purposes because we have generated no revenues to date. We have no relevant operating history upon which you can evaluate our performance and prospects. In addition, we cannot forecast operating expenses based on our historical results and our ability to accurately forecast future revenues is limited. As a result of our limited operating history, we are more susceptible to business risks including risks of capital requirements in excess of capital expenditures, unforeseen capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies. We face significant challenges, expenses and difficulties as a development stage company seeking to explore, develop and produce CBM. We cannot assure you we will ever generate sufficient revenues to achieve profitability, which may negatively impact the price of our common stock. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.

We have funded our exploration and development activities primarily through the sale and issuance of common stock and other securities. On March 13, 2009, we and our wholly owned subsidiary, Far East Energy (Bermuda) Ltd (“FEEB”), formed a strategic alliance related to our Qinnan Block with Arrow. Specifically, on that date, (i) FEEB and Arrow entered into a Farmout Agreement (the “Farmout Agreement”) under which, subject to certain conditions, FEEB will assign to Arrow 75.25% of its rights (the “Assignment”) in the Qinnan PSC, (ii) we, FEEB and Arrow entered into a Securities Purchase Agreement, (iii) FEEB issued the Exchangeable Note, $10 million principal amount, to Arrow for $10 million in cash, (iv) we issued warrants (the “Warrants”) to Arrow for the purchase of 7,420,000 shares of our common stock at an exercise price of $1.00 per share, and (v) we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Arrow. Under the terms of the Farmout Agreement, subject to certain conditions including securing approval from our Chinese partner company and the Ministry of Commerce of the PRC (“MOC”), FEEB will assign to Arrow 75.25% of its rights in the Qinnan PSC in Shanxi Province. Assuming that we obtain approval from our Chinese partner company and the MOC, and satisfy the other conditions under the Farmout Agreement with Arrow prior to November 20, 2009, then the additional payment due upon the occurrence of these events from Arrow together with funds currently available should provide sufficient working capital to meet our current minimum exploration expenditures for all three of our production sharing contracts through early 2010. There can be no assurance that our Chinese partner company and the MOC will approve the extension of the Qinnan PSC or the Farmout Agreement with Arrow or, if approved, that such approval will be timely and on the same terms as currently set forth in the PSC or Farmout Agreement. If the approval of the Qinnan PSC extension or the Farmout Agreement is untimely or is conditioned on different terms under the PSC or Farmout Agreement, we may be unable to satisfy the conditions under the Farmout Agreement.

Management will continue to seek to raise additional capital to continue operations and to meet future expenditure requirements necessary to retain our rights under the PSCs. Management intends to seek to obtain additional funds by entering into a strategic relationship or transaction, such as a joint venture, farmout, merger or acquisition, and/or obtaining debt or equity financing. The global financial crisis has created liquidity problems for many companies and financial institutions and international capital markets have stagnated, especially in the United States and Europe. A continuing downturn in these markets could impair our ability to obtain, or may increase our costs associated with obtaining, additional funds through the sale of our securities. While we will continue to seek to raise funds, there can be no assurance that we will be able to enter any strategic relationship or transaction or that we will be successful in obtaining funds through debt or equity financing. Under certain circumstances, the structure of a strategic transaction may require the approval of the Chinese authorities, which could delay closing or make the consummation of a transaction more difficult or impossible. There can be no assurance that the Chinese authorities will provide the approvals necessary for a transaction or transfer. In addition, the terms and conditions of any potential strategic relationship or transaction or of any debt or equity financing are uncertain and we cannot predict the timing, structure or other terms and conditions of any such arrangements. There can be no guarantee of future fundraising or exploration success or that we will realize the value of our unevaluated exploratory well costs. Management believes that we will continue to be successful in obtaining the funds necessary to continue as a going concern.

In addition to these risks, please see “Risk Factors” and other information included in this prospectus and incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our securities.

 RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for each of the periods indicated since 2004. For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and the estimated interest portion of our operating leases.

	Six Months Ended June 30, 2009	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2007	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Ratio of earnings to fixed charges	(1)	(1)	(1)	(1)	(1)	(1)

(1)
Earnings were inadequate to cover fixed costs by $6,936,000 for the six months ended June, 30, 2009, $22,591,000 in 2008, $11,849,000 in 2007, $10,343,000 in 2006, $8,292,000 in 2005 and $8,004,000 in 2004.

 RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described or incorporated by reference in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly and you may lose all or a part of your investment.

Risks Relating to Our Business

We must obtain additional financing in order to continue our operations.

We are not able to accurately predict when we will recognize meaningful revenues. We expect to experience operating losses and negative cash flow for the foreseeable future. On March 13, 2009, we formed a strategic alliance related to our Qinnan Block with Arrow. Assuming that we obtain approval from our Chinese partner company and the MOC, and satisfy the other conditions under the Farmout Agreement with Arrow prior to November 20, 2009, then the additional payment due upon the occurrence of these events from Arrow together with funds currently available should provide sufficient working capital to meet our current minimum exploration expenditures for all three of our PSCs through early 2010. Management will continue to seek to raise additional capital to continue operations and to meet future expenditure requirements necessary to retain our rights under the PSCs. Management intends to seek to obtain funds to continue operations by entering into a strategic relationship or transaction, such as a joint venture, farmout, a merger or acquisition, and/or obtaining debt or equity financing. The global financial crisis has created liquidity problems for many companies and financial institutions and international capital markets have stagnated, especially in the United States and Europe. A continuing downturn in these markets could impair our ability to obtain, or may increase our costs associated with obtaining, additional funds through the sale of our securities. The ongoing crisis has created a difficult environment in which to negotiate and consummate a transaction. While we will continue to seek to raise funds, there can be no assurance that we will be able to enter any strategic relationship or transaction or that we will be successful in obtaining funds through debt or equity financing. Under certain circumstances, the structure of a strategic transaction may require the approval of the Chinese authorities, which could delay closing or make the consummation of a transaction more difficult or impossible. In particular, any transfer of our rights under any PSC will require the approval of our Chinese partner company. There can be no assurance that the Chinese authorities will provide the approvals necessary for a transaction or transfer. In addition, the terms and conditions of any potential strategic relationship or transaction or of any debt or equity financing are uncertain and we cannot predict the timing, structure or other terms and conditions of any such arrangements or whether the value will be higher or lower than the consideration that may be paid with respect to any offering of securities under this prospectus.

Our ability to continue as a going concern depends upon our ability to obtain substantial funds for use in our development activities and upon the success of our planned exploration and development activities. There can be no guarantee of future fundraising or exploration success or that we will realize the value of our unevaluated exploratory well costs. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management believes that we will continue to be successful in obtaining the funds necessary to continue as a going concern.

If our operating requirements or drilling obligations materially change from those currently planned, we may require more capital than currently anticipated or may be required to raise capital earlier than anticipated. For example, it is possible that the Ministry of Land and Resources (“MLR”) or our Chinese partner company could seek to, among other things, increase our capital expenditures or accelerate our drilling program. If we are unable to commit to the expenditures or accelerate our drilling and dewatering efforts it may adversely affect our ability to extend the terms of our PSCs. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing stockholders. If we fail to obtain the necessary funds to complete our exploration activities under our production sharing contracts, and we cannot obtain extensions to the requirements under our production sharing contracts, we would not be able to successfully complete our exploration activities and we may lose rights under our production sharing contracts.

We must obtain extensions for our PSCs to continue our operations in China.

We have commenced the extension application process for each of our PSCs. The Ministry of Commerce (the “MOC”) has approved modification agreements to extend the exploration periods for the Shouyang area of Shanxi Province and the Enhong and Laochang areas of Yunnan Province to June 30, 2011. The exploration period of the Qinnan PSC in Shanxi Province expired on June 30, 2009. With regard to the Qinnan PSC, China National Petroleum Company (“CNPC”) has recently replaced China United Coalbed Methane Co. Ltd. (“CUCBM”) as our Chinese partner company for the PSC. We are continuing to pursue an extension of the exploration period of the Qinnan PSC. It is possible that our Chinese partner company might elect to issue a new PSC, which could be on less favorable terms than those in the current PSC. At CNPC’s request, we have provided certain operational and financial information about our Company to assist them in the decision making process. There can be no assurance that we will be successful in extending the exploration period of the Qinnan PSC or that a new PSC will be granted. Additionally, in connection with obtaining this extension or a new PSC, we may be required to commit to certain expenditures or to modify the terms or respective ownership interests and/or acreage in the applicable PSC. However, if we are unable to raise sufficient funds to commit to these expenditures, it may adversely affect our ability to extend any or all of our PSCs.

We are in the initial exploration phase and have substantial capital requirements that, if not met, will hinder our ability to continue as a going concern.

We face significant challenges, expenses and difficulties as a development stage company seeking to explore, develop and produce coalbed methane gas. The development of our projects in China will require that we obtain funding to satisfy very significant expenditures for exploration and development of these projects, if they are successful. We will also require resources to fund significant capital expenditures for exploration and development activities in future periods. In this regard, CUCBM or CNPC could seek to renegotiate our PSCs to, among other things, increase our expenditures or accelerate our drilling program beyond the minimum contractual requirements under our PSCs. As discussed above, assuming that we obtain approval from our Chinese partner company and the MOC, and satisfy the other conditions under the Farmout Agreement with Arrow prior to November 20, 2009, then the additional payment due upon the occurrence of these events from Arrow together with funds currently available should provide sufficient working capital to meet our current minimum exploration expenditures for all three of our PSCs through early 2010. Our success will depend on our ability to obtain additional financing to fund our capital expenditures. If we cannot obtain adequate capital, and we cannot obtain extensions to the requirements under our production sharing contracts, we will not be able to successfully complete our exploration and development activities, and we may lose rights under our production sharing contracts. This would materially and adversely affect our business, financial condition and results of operations.

Continued disruption in national and international investment and credit markets or fraud or embezzlement of funds at the financial institutions which hold our assets may adversely affect our business, financial condition and results of operation.

The recent meltdown of and disruptions in the global financial system have led to a significant slowdown in capital market activities, a scarcity of credit, tighter lending standards and higher interest rates and costs of capital. Current market conditions may continue or worsen. We can make no assurances that we will be able to obtain additional equity or debt financing to fund our anticipated drilling, exploration and operation costs on terms that are acceptable to us or at all. In the absence of capital obtained through a strategic relationship or transaction with one or more interested companies, or through an equity or debt financing, our ability to operate and to meet our obligations under our production sharing contracts would be impaired, which would have a material adverse effect on our business, financial condition and results of operation and may affect our ability to continue as a going concern.

Our cash and cash equivalents are liquid investments with original maturities of three months or less at the time of purchase. We maintain the cash and cash equivalents with reputable major financial institutions in deposit accounts and U.S. government securities money market accounts. Deposits with these institutions exceed the Federal Deposit Insurance Corporation’s insurance limits or similar limits in foreign jurisdictions. If one or more of these institutions are unable to honor our withdrawal requests or redeem our shares in our deposit or money market accounts as a result of the institution’s financial condition, fraud, embezzlement or otherwise, it could have an adverse affect on our business, financial condition and results of operations.

The development of CBM properties involves substantial risks and we cannot assure that our exploration and drilling efforts will be successful.

The business of exploring for and, to a lesser extent, developing and operating CBM properties involves a high degree of business and financial risk that even a combination of experience, knowledge and careful evaluation may not be able to overcome. The selection of prospects for CBM gas drilling, the drilling, ownership and operation of CBM wells and the ownership of interests in CBM properties are highly speculative. Our well data, including information relating to permeability and coal thickness, is preliminary in nature. We cannot predict whether any prospect will produce CBM or whether, even if producing, such prospect will produce commercial quantities of CBM.

Drilling for CBM gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce coalbed methane in sufficient quantities or quality to realize enough net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain and cost overruns are common. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including but not limited to uncooperative inhabitants, title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services. In addition, other factors such as permeability, structural characteristics of the coal, or the quality or quantity of water that must be produced, may hinder, restrict or even make production impractical or impossible.

Drilling and completion decisions generally are based on subjective judgments and assumptions that are speculative. We may drill wells that, although productive, do not produce CBM in economic quantities. It is impossible to predict with certainty the production potential of a particular property or well. Furthermore, the successful completion of a well does not ensure a profitable return on the investment. A variety of geological, operational, or market-related factors, including, but not limited to, unusual or unexpected geological formations, pressures, equipment failures or accidents, fires, explosions, blowouts, cratering, pollution and other environmental risks, shortages or delays in the availability of drilling rigs and the delivery of equipment, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well, or otherwise prevent a property or well from being profitable. We contract with drilling companies to drill certain of our wells in China and we face the risk that the other party may not perform, which may delay our drilling program. A productive well may also become uneconomic in the event of excessive water or other deleterious substances are encountered, which impair or prevent the production of natural gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances. We cannot assure that wells drilled by us will be productive or, even if productive, will produce CBM in economic quantities so that we will recover all or any portion of our investment. In the event we are not successful, we may be required to write off some or all of the capitalized well costs on our financial statements.

We have no current source of revenue.

We will not generate material revenues from our existing properties until we have successfully completed exploration and development, and started production of CBM. We are not able to accurately predict when we will recognize meaningful revenues. Additionally, pipelines must be built to connect to larger pipelines or compressed or liquified natural gas facilities must be constructed on our Shanxi Province projects to process and transport our CBM, and no facilities exist to transport or process CBM near our Yunnan Province projects. Our ability to realize revenues from any producing wells may be impaired until these facilities are built out or arrangements are made to deliver our production to market.

We are a development stage company and, thus, we have no relevant operating history for the purpose of evaluation of our performance and prospects.

We have been engaged principally in developing and implementing strategic operating and exploration plans, raising capital, hiring personnel, entering into contracts, acquiring rights to explore, develop, produce and sell CBM, and drilling, testing and completing of exploratory wells. We do not have operating experience in the distribution and marketing of CBM gas in China. We are considered a development stage company for accounting purposes because we have generated no revenues to date. Accordingly, we have no relevant operating history upon which you can evaluate our performance and prospects. In addition, we cannot forecast operating expenses based on our historical results and our ability to accurately forecast future revenues is limited. As a result of our limited operating history, we are more susceptible to business risks including risks of unforeseen capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies.

We have a history of losses, and expect to incur losses in the foreseeable future. If we do not achieve profitability, our financial condition and the value of our common stock will suffer.

To date, we have no revenues from the sale of CBM. We incurred net losses applicable to common stockholders for the years ended December 31, 2008, 2007, and 2006. We expect to experience operating losses and negative cash flow for the foreseeable future. We must obtain additional financing and generate sufficient revenues to fund anticipated drilling, exploration and operation costs and to achieve and maintain profitability. We cannot guarantee that we will ever generate sufficient revenues to achieve profitability, which will negatively impact the price of our common stock. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.

We must complete multiple CBM wells on our Shanxi Province and Yunnan Province projects before we can commence production.

To date, we have drilled 8 horizontal wells, 19 vertical wells and 3 deviated wells in the Shanxi Province projects and 9 vertical wells and 4 deviated wells in Yunnan Province. While subject to periodic maintenance, we have achieved continuous gas production in some of these wells. At this early stage, the volumes being produced while dewatering are still small and the data obtained is not yet sufficient to be able to project the peak gas production volume or to be able to conclude whether the wells will produce gas in commercial volumes. None of the other wells we have drilled to date are currently producing CBM gas as they are undergoing or will undergo dewatering and production testing. However, even if all our current wells reach production status, they may not produce enough CBM gas to achieve commercial viability. For each project, we are analyzing and evaluating drilling data obtained in an effort to determine how many additional wells we have to drill in order to begin production of commercial volumes. We cannot make any assurances that we will have the resources to drill enough additional wells in the Shanxi and Yunnan Provinces to commence production in the areas. As a result, even though we may have producing properties in the region, we may not be in a position to derive any revenues from such wells. Actual production may vary materially from preliminary test results, including the results to date for our first horizontal well. Actual production from the wells may be at recovery rates and gas quality materially different than our first indications.

We are a holding company and we rely on our subsidiaries for dividends and other payments for funds to meet our obligations.

We are principally a holding company with substantially all of our assets relating to operations in China being owned by our subsidiary, FEEB. Consequently, we have no direct operations and are not expected to own a significant amount of assets other than the outstanding capital stock of our subsidiaries, including FEEB, and cash and cash equivalents. Because we conduct our operations through our subsidiaries, if and when we commence commercial production of CBM, we will depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations and to pay dividends, if any, with respect to our common stock. The jurisdictions of our subsidiaries may impose restrictions on or require government approval of dividends or certain payments by the subsidiaries. All of our subsidiaries will be separate and independent legal entities and will have no legal obligation whatsoever to pay, and may be contractually restricted from paying any dividends, distributions or other payments to us.

We are dependent on our key executives and may not be able to hire and retain key employees to fully implement our business strategy.

Our success will depend largely on our senior management, which includes our executive officers. As we grow our business, we must attract, retain and integrate additional experienced managers, geoscientists and engineers in order to successfully operate and grow our businesses. The number of available, qualified personnel in the oil and gas industry to fill these positions may be limited. Our inability to attract, retain and integrate these additional personnel or the loss of the services of any of our senior executives or key employees could delay or prevent us from fully implementing our business strategy and could significantly and negatively affect our business.

We are not diversified and we concentrate on one industry.

Our business strategy concentrates on exploration and development of CBM gas in China. There is an inherent risk in not having a diverse base of properties in exploration and development, because we will not have alternate sources of revenue if we are not successful with our current exploration and development activities. As we will invest substantially all of our assets in this market, we may be more affected by any single adverse economic, political or regulatory event than a more diversified entity. Our failure in the exploration and development of our CBM property rights in China would have a material adverse affect on our business.

We may not be able to develop a proven reserve base.

Our future success will depend upon our ability to find and develop CBM reserves. Any CBM reserves that we develop will decline as CBM production occurs. To develop reserves and production, we must implement our exploration, development and production programs and identify and produce from previously overlooked or by-passed zones and shut-in wells. Our current strategy is to develop a reserve base, production and cash flow through the development of CBM fields in our Shanxi Province and Yunnan Province projects. We can give no assurance that our planned exploration and development activities will result in any reserves or that we will have any success in discovering and producing reserves at economical exploration and development costs.

We may have difficulty managing growth in our business.

Because of our small size and the relatively large scale of operations required for our business to yield revenue, growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be substantially more demands on these resources. Further, we may be required to respond to any expansion of our activities in a relatively short period of time in order to meet the demands created by the expansion of these activities, the growth of our business and our drilling objectives. The failure to timely upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan. If we are unable to implement these actions in a timely manner, our results and the growth of our business may be adversely affected.

Risks Relating to Our Operations in China

No facilities presently exist to transport or process CBM near our Yunnan Province projects, and, although larger pipelines exist in proximity to our Shanxi Province projects, pipelines must be built to connect to larger pipelines and facilities must be added to compress or liquefy and perhaps to transport any CBM that may be produced from those projects.

The marketability of any production will depend, in part, upon the availability, proximity and capacity of pipelines, gas gathering systems and processing facilities. We may transport our CBM through pipelines or by compressing or liquefying the CBM for transportation. We have begun discussions with CUCBM regarding a gas marketing agreement. It is anticipated that the marketing facility would allow us to jointly market our gas with CUCBM through a gas sales facility.

Currently, two pipelines traverse China in proximity to our Shanxi Province projects. A pipeline company is currently constructing an intra-provincial pipeline network in Shanxi Province. One branch of that network is currently planned to be constructed across or directly adjacent to our current area of drilling in the northern portion of the Shouyang Block. The pipeline company has expressed interest in transporting our gas if we achieve commercial levels of production; however, commercial negotiations must be undertaken in conjunction with CUCBM or CNPC and have not yet commenced. No compressed natural gas (“CNG”) facility, liquefied natural gas (“LNG”) plant or other off-take vehicle currently exists near our Shanxi Province projects. We have had discussions with entities engaged in the business of acquiring, transporting and selling CNG and interest has been expressed in purchasing gas from our Shouyang project. If we achieve desired levels of production, we will consider building a CNG facility and in conjunction with our Chinese partner company, we may enter into formal commercial negotiations with one or more of the above mentioned entities. Pipelines may need to be built on those projects to connect to larger pipelines to transport any CBM that may be produced from those projects. We estimate the initial cost for these connecting pipelines and compression facilities may be in the range of $10 million to $20 million or more. If CUCBM elects a 30% participating interest in our Shanxi Province project, our net costs would be reduced accordingly. There is no assurance that any of the existing pipelines we might desire to connect to in the future will have sufficient capacity available to meet our requirements or the costs of using such pipelines would be economical. Additionally, there is no assurance that we will be able to use the existing pipeline on terms acceptable to us or at all, as the PRC does not require open access to pipeline infrastructure be allowed.

Pipelines in Yunnan Province. There are no pipelines in the vicinity of our Yunnan Province projects, and we estimate the initial cost to construct a connecting pipeline and compression facilities from our project to the nearest large city, Kunming, may be in the range of $20 million to $50 million or more. If CUCBM elects a 40% participating interest in our Yunnan Province project our costs would be reduced accordingly. Because there is no gas pipeline, CNG facility, LNG plant or other off-take vehicle in near proximity to these wells, our ability to sell CBM produced on these projects to communities outside the general area will be contingent upon a pipeline, CNG or LNG plant being built near the Enhong-Laochang project.

Compressed Natural Gas. If we have initial commercial production of CBM from our Shanxi Province projects, then, prior to the point at which production reaches pipeline quantities, we could potentially begin to market the CBM produced to local markets as CNG. CNG is an alternative to the construction of a pipeline or LNG facility and is especially appropriate for early stage gas production where gas volumes are lower. We may determine to pursue CNG facilities in order to earn revenues from any early production of CBM. We believe that any initial gas sales facility would be a CNG facility and would likely have a potential capacity to process 1 to 3 million cubic feet of gas per day. We estimate that this alternative would cost approximately $500,000 to $1.5 million or more for a CNG facility which would be capable of processing 1-3 million cubic feet (“MMcf”) of natural gas per day.

LNG Facility. To generate revenue in China prior to the point at which production reaches pipeline quantities, we may elect to construct LNG facilities on our properties. This would allow CBM to be produced and sold in the period before we achieve production in sufficient quantities to justify constructing short connecting pipelines to the Shanjing II and West-East pipelines in the Shanxi Province, or before a pipeline or other offtake facility is operational in the Yunnan Province. We estimate that a 100-ton per day LNG facility, which would liquefy approximately five MMcf of natural gas per day, would cost approximately $10 million to $20 million or more to construct. We estimate that a 1,000-ton per day facility capable of liquefying 50 MMcf of natural gas per day would cost $50 million to $100 million or more. Construction of a LNG facility is expected to take at least two years. Transportation of LNG would also require building specially-designed transportation trucks and regassification facilities at cost yet to be determined. It may also be possible to contract for such transportation and regassification services, also at cost yet to be determined.

We do not have funds to build any of these facilities or contract for these services. Our success will depend on our ability to raise additional funds through financings or other means or to find a strategic partner to complete these facilities.

Substantially all of our assets and operations are located in China.

Substantially all of our assets and operations are located in China. Accordingly, our business is subject to a significant extent, to the economic, political, and legal developments in China. China is a developing country, has only recently begun participating in global trade with its accession to the World Trade Organization, and has only a limited history of trade practices as a nation. We are subject to the laws, rules, regulations, and political authority of the government of China. We may encounter material problems while doing business in China, such as interactions with the Chinese government and uncertain foreign legal precedent pertaining to developing CBM gas in China. Risks inherent in international operations also include, but are not limited to, the following:

•	Global economic conditions;

•	Local currency instability;

•	Inflation;

•	The risk of realizing economic currency exchange losses when transactions are completed in currencies other than U.S. dollars;

•	The ability to repatriate earnings under existing exchange control laws; and

•	Political unrest.

Changes in domestic and foreign import and export laws and tariffs can also materially impact international operations. In addition, foreign operations involve political, as well as economic risks, including:

•	Nationalization;

•	Expropriation;

•	Contract renegotiations;

•	Trade protection;

•	Government intervention and price fixing in certain markets; and

•	Changes in laws resulting from governmental changes.

Additionally, CUCBM and CNPC are subject to rules and regulations of China and the jurisdiction or influence of other governmental agencies in China that may adversely affect their ability to perform under, or our rights in our PSCs with them. These rules and regulations may affect our rights under or PSCs by potentially limiting, renegotiating or precluding us from exploring and developing the full acreage provided for and may also affect the opportunities and obligations under our PSCs. CUCBM and CNPC could seek to, among other things, increase our expenditures or accelerate our drilling program beyond the minimum contractual requirements under our PSCs. We must comply with certain procedural requirements under our PSCs and with CUCBM in order to obtain the reimbursement of costs incurred under the PSCs. We cannot assure you that we will recover or that CUCBM will approve reimbursement of all costs incurred under the PSC, which could adversely impact our business, financial conditions and results of operations. In the event of a dispute, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

We are exposed to foreign currency risk.

In July 2005, the Chinese government began to permit the Chinese RMB to float against the U.S. Dollar. All of our costs to operate our Chinese offices are paid in Chinese RMB. Our exploration costs in China may be incurred under contracts denominated in Chinese RMB or U.S. Dollars. If the value of the U.S. Dollar falls in relation to the Chinese RMB, the cost to us of funding our Chinese operations would rise because more U.S. Dollars would be required to fund the same expenditures in RMB. Conversely, if the value of the U.S. Dollar rises in relation to the Chinese RMB, the change in exchange rates would decrease our dollar cost to fund operations in China.

To date, we have not engaged in hedging activities to hedge our foreign currency exposure. In the future, we may enter into hedging instruments to manage our foreign currency exchange risk or continue to be subject to exchange rate risk. However, we may not be successful in reducing foreign currency exchange risks, and as a result, we may from time to time experience losses resulting from fluctuations in the value of the Chinese RMB.

Inflation may adversely affect our financial condition and results of operations.

Although inflation has not materially impacted our operations in the recent past, increased inflation in China or the U.S. could have a negative impact on our operating and general and administrative expenses, as these costs could increase. In recent months, the Company has increased its use of Chinese suppliers, including drilling contractors, that are paid in RMB. In the future, inflation in China may results in higher minimum expenditure requirements under our PSCs if CUCBM adjusts these requirements for inflation. A material increase in these costs as a result of inflation could adversely affect our operations and, if there are material changes in our costs, we may seek to raise more funds earlier than anticipated.

We risk the effects of general economic conditions in China.

Any future CBM sales could be adversely affected by a sustained economic recession in China. As our operations and end user markets are primarily in China, a sustained economic recession in that country could result in lower demand or lower prices for the natural gas to be produced by us. The recent meltdown of and disruptions in the global financial system may adversely impact China’s growth rates.

We may depend on a few customers when we begin selling our gas production.

At present, we have no CBM gas sales contracts pending and we are not able to accurately predict when we will recognize meaningful revenues from our gas production. However, when we begin selling our gas production, there may be only a small number of entities we can contract with which will purchase any gas we may produce. Losing any such potential contract or client would have a material negative impact on our business.

Risks Related to the Oil & Gas Industry

The volatility of natural gas and oil prices could harm our business.

Our future revenues, profitability and growth as well as the carrying value of our oil and gas properties depend to a large degree on prevailing oil and gas prices. Commercial lending sources are not currently available to us because of our lack of operating history and income. Our ability to borrow and to obtain additional equity funding on attractive terms also substantially depends upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, uncertainties within the market and a variety of other factors beyond our control. These factors include weather conditions in China, the condition of the Chinese economy, the activities of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports and the availability of alternative fuel sources. Prices for oil and natural gas have been and are likely to remain extremely unstable.

We may not be able to successfully compete with rival companies.

The energy industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of CBM prospects suitable for enhanced production efforts, and the hiring of experienced personnel. Our competitors in CBM acquisition, development, and production include major integrated oil and gas companies in addition to substantial independent energy companies. Many of these competitors possess and employ financial and personnel resources substantially greater than those that are available to us and may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. Our financial or personnel resources to generate revenues in the future will depend on our ability to select and acquire suitable producing properties and prospects in competition with these companies.

The production and producing life of wells is uncertain and production will decline.

If any well becomes commercially productive, it will not be possible to predict the life and production of that well. The actual producing lives could differ from those anticipated. Sufficient CBM may not be produced for us to receive a profit or even to recover our initial investment. In addition, production from our CBM gas wells, if any, will decline over time, and does not indicate any consistent level of future production.

We may suffer losses or incur liability for events for which the operator of a property or we have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil and natural gas, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our properties and others. The occurrence of any of these events could result in the following:

•	Substantial losses due to injury and loss of life;

•	Severe damage to and destruction of property, natural resources and equipment;

•	Pollution and other environmental damage;

•	Clean-up responsibilities; and

•	Regulatory investigation and penalties and suspension of operations.

As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Environmental hazards and liabilities may adversely affect us and result in liability.

There are numerous natural hazards involved in the drilling of CBM wells, including unexpected or unusual formations, pressures, and blowouts and involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations.

We maintain insurance coverage for our operations in amounts we deem appropriate, but we do not believe that insurance coverage for environmental damages that occur over time, or complete coverage for sudden and accidental environmental damages, is available at a reasonable cost. Accordingly, we may be subject to liability or may lose the privilege to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur. The insurance coverage we do maintain may also be insufficient. In that event, our assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

We face substantial governmental regulation and environmental risks.

Our business is subject to various laws and regulations that may be changed from time to time in response to economic or political conditions. Matters subject to regulation include the following:

•	Discharge permits for drilling operations;

•	Drilling bonds;

•	Reports concerning operations;

•	The spacing of wells;

•	Unitization and pooling of properties;

•	Taxation; and

•	Environmental protection.

Regulatory agencies may also impose price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve oil and gas.

We are subject to environmental regulation that can materially and adversely affect the timing and cost of our operations.

Our exploration and proposed production activities are subject to certain laws and regulations relating to environmental quality and pollution control. Our operations in China are governed by PSCs and the Shanxi farmout agreements. We are subject to the laws, decrees, regulations and standards on environmental protection and safety promulgated by the Chinese government. Various government laws and regulations concerning the discharge of incidental materials into the environment, the generation, storage, transportation and disposal of waste or otherwise relating to the protection of public health, natural resources, wildlife and the environment, affect our current exploration efforts and future development, processing and production operations and the costs related to them. These regulations require us to obtain environmental permits to conduct seismic acquisition, drilling or construction activities. Such regulations also typically include requirements to develop emergency response plans, waste management plans, environmental plans and spill contingency plans.

Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and exploitation plans on a timely basis and within our budget.

Shortages or the high costs of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploration and exploitation operations, which could have a material adverse effect on our business, financial condition or results of operations. If the unavailability or high cost of rigs, equipment, supplies or personnel were particularly severe in China, we could be materially and adversely affected.

Risks Relating to our Securities

We have registered for resale a substantial amount of our outstanding shares of common stock and shares of common stock underlying warrants and options and shares of our common stock that cannot currently be traded without restriction that may become eligible for trading in the future. We cannot predict the effect future sales of our common stock will have on the market price of our common stock.

On September 18, 2009, we had 500 million shares of common stock authorized, of which approximately 162.6 million shares of common stock were issued and outstanding. As of September 18, 2009, we had 30.6 million shares of common stock subject to options and warrants, including the 7.4 million shares of common stock underlying the Warrant. As of September 18, 2009, of the issued and outstanding shares, 7.1 million, or 4.4%, were “restricted stock” subject to resale restrictions. Our shares of restricted stock will be available for trading in the future, so long as all the requirements of Rule 144, promulgated under the Securities Act, are met or if such shares are registered for resale. Additionally, as of September 18, 2009, 2.7 million shares underlying options and warrants may be considered to be restricted stock upon issuance. Therefore, the total number of shares of common stock potentially subject to restriction upon issuance was 9.8 million. In conjunction with the sale of the Warrant, we also issued the Exchangeable Note to Arrow, the principal and interest of which is exchangeable for up to 23,457,310 shares of common stock. The shares issuable upon the exchange or exercise of the Exchangeable Note and the Warrant, respectively, would be considered restricted securities upon issuance. However, we registered for resale the shares of common stock underlying the Warrant and the Exchangeable Note.

We cannot predict the effect, if any, that future sales of our common stock will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of common stock, such as the outstanding securities registered or to be registered on registration statements, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We do not currently intend to pay dividends on our common stock.

We currently intend to retain any profits to fund the development and growth of our business. As a result, we have not paid dividends on our common stock and our board of directors currently does not intend to declare dividends or make any other distributions on our common stock in the foreseeable future. Consequently, it is uncertain when, if ever, we will declare dividends to our common stockholders. Investors in our common stock may not derive any profits from their investment in us for the foreseeable future, other than through any price appreciation of our common stock that may occur.

The price of our common stock could be volatile.

The market price of our common stock will likely fluctuate significantly in response to the following factors, some of which are beyond our control:

•	Variations in our quarterly operating results;

•	Changes in market valuations of oil and gas companies;

•	Announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Failure to extend the terms of our production sharing contracts;

•	Additions or departures of key personnel;

•	Future sales of our common stock;

•	Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our common stock; and

•	Commencement of or involvement in litigation.

In addition, the trading volume of our common stock is relatively small, and the market for our common stock may not be able to efficiently accommodate significant trades on any given day. As a result, sizable trades of our common stock may cause volatility in the market price of our common stock to a greater extent than in more actively traded securities. These broad fluctuations may adversely affect the market price of our common stock.

Trading in our common stock is limited and sporadic, and a significant market for our common stock may not develop.

Our common stock is currently eligible for trading only on the OTC Bulletin Board. While there currently exists a limited and sporadic public trading market for our common stock, the price paid for our common stock and the amount of common stock traded are volatile. We cannot assure or guarantee you that the trading market for our common stock will improve or develop further, and as a result, the liquidity of our common stock may be reduced and you may not recover any of your investment.

We may issue our capital stock without the consent of stockholders. The issuance of any additional equity securities would further dilute our stockholders.

Our board of directors has the authority, without further action by the stockholders, to issue up to 500 million shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. We also have 500 million shares of common stock authorized under our charter documents, of which approximately 162.6 million shares are issued and outstanding as of September 18, 2009. The issuance of preferred stock could have the effect of restricting dividends on the common stock or delaying or preventing our change in control without further action by the stockholders. While we have no present plans to issue any shares of preferred stock, we may need to do so in the future in connection with capital raising transactions. In addition, we may issue additional shares of common stock or other equity securities, including securities convertible into shares of common stock, in connection with capital raising activities. The issuance of additional common stock would also have a dilutive impact on our stockholders’ ownership interest in our company.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions described in this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable, there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the gas produced at our wells may not increase to commercially viable quantities or may decrease; certain of the proposed transactions with Arrow may not close on a timely basis or at all, including due to a failure to satisfy closing conditions or otherwise; the anticipated benefits to us of the transactions with Arrow may not be realized; the final amounts received by us from Arrow may be different than anticipated; the MOC may not approve the extension of the Qinnan PSC on a timely basis or at all; our Chinese partner companies or the MOC may require certain changes to the terms and conditions of our PSC in conjunction with their approval of any extension of the Qinnan PSC; our lack of operating history; limited and potentially inadequate management of our cash resources; risk and uncertainties associated with exploration, development and production of CBM; expropriation and other risks associated with foreign operations; disruptions in capital markets effecting fundraising; matters affecting the energy industry generally; lack of availability of oil and gas field goods and services; environmental risks; drilling and production risks; changes in laws or regulations affecting our operations, as well as other risks described in our filings with the SEC.

When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made. All subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. We assume no obligation to update any of these statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov . You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.fareastenergy.com under the “Investor Relations—SEC Filings” caption to the SEC’s Edgar Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on March 16, 2009, May 18, 2009, July 21, 2009, August 27, 2009 and October 7, 2009;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 9, 2009; and

•
The description of our common stock contained in our Registration Statement on Form 10-SB12G/A, filed with the SEC on May 16, 2001, pursuant to Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

These reports and documents can be accessed free of charge by linking directly from our website at www.fareastenergy.com to the SEC’s Edgar Database under our “Investor Relations – SEC Filings” caption.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Secretary, Far East Energy Corporation, 363 North Sam Houston Parkway East, Suite 380, Houston, Texas 77060, or you may call us at (832) 598-0470.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by us for  general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The below discussion of our capital stock, our Articles of Incorporation and our Amended and Restated Bylaws is only a summary and is not complete. For more information regarding capital stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, our Articles of Incorporation and our Amended and Restated Bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part and which are incorporated herein by reference, and, if applicable, any certificate of designation establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preferred stock.

General

Our Articles of Incorporation, as amended, authorize the issuance of up to 500,000,000 shares of common stock, par value $0.001 per share, and up to 500,000,000 shares of preferred stock, par value $0.001 per share. As of September 18, 2009, 162,582,283 shares of common stock were issued and outstanding excluding 20,038,222 shares issuable upon exercise of warrants and 10,545,500 shares issuable upon exercise of outstanding options, and no shares of preferred stock were issued and outstanding.

Transfer Agent and Registrar

Our registrar and transfer agent is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our directors are elected by a plurality. Holders of common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of our board of directors can elect all of the directors if they choose to do so. Unless our Articles of Incorporation, our Amended and Restated Bylaws, the Nevada Revised Statutes, any rules or regulations applicable to us or our securities or other applicable law provide for a different proportion, action by the stockholders entitled to vote on other matters will be approved by the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. As a result, the rights of the holders of our common stock may be modified if the number of votes cast in favor of the modification exceed the number of votes cast in opposition. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to preferential dividend rights of outstanding preferred stock, if any. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of outstanding preferred stock, if any. Holders of common stock have no preemptive, sinking fund, redemption or conversion rights.

The following provisions of our Articles of Incorporation and our Amended and Restated Bylaws may make a change of control of our Company more difficult and may delay stockholder actions with respect to business combinations and the election of new members to our Company’s board of directors:

•	an article in our Articles of Incorporation and a bylaw in our Amended and Restated Bylaws limiting the number of directors to nine;

•
a bylaw in our Amended and Restated Bylaws limiting the persons who may call special meetings of stockholders to our Company’s chairman of the board, chief executive officer, or, if there is no chairman of the board or chief executive officer, then the president upon written request from at least a majority of the directors;

•	a bylaw in our Amended and Restated Bylaws limiting the business that may be acted on at a special meeting of the stockholders to the matters set forth in the notice of the meeting;

•	a bylaw in our Amended and Restated Bylaws prohibiting stockholder action by written consent;

•	bylaws in our Amended and Restated Bylaws providing time limitations for nominations for election to the board of directors and for proposing matters that can be acted upon at any stockholder meeting;

•	a bylaw in our Amended and Restated Bylaws limiting the persons who are eligible for election as directors to the persons nominated in accordance with the Amended and Restated Bylaws;

•
bylaws in our Amended and Restated Bylaws requiring the approval of not less than two-thirds of the voting power of our Company to remove a director from office or to rescind, alter, amend or repeal the Amended and Restated Bylaws; and

•
an article in our Articles of Incorporation authorizing our board of directors, subject to any limitations presented by law, to provide for the issuance of shares of our preferred stock in one or more series.

In addition to the provisions in our Articles of Incorporation or Amended and Restated Bylaws, the anti-takeover provisions of Sections 78.411 through 78.445 and Sections 78.378-78.3793 of the Nevada Corporation Law apply to our Company and could also delay, defer or prevent a change in control of our Company.

Section 78.438 of the Nevada Corporation Law prohibits us from merging with or selling more than 5% of our assets or stock to any stockholder who owns or owned more than 10% of any stock or any entity related to a 10% stockholder for three years after the date on which the stockholder acquired our shares, unless the transaction is approved by our board of directors. The provisions also generally prohibit us from completing any of the transactions described in the preceding sentence with a 10% stockholder who has held the shares more than three years and its related entities unless the transaction is approved by our board of directors or a majority of our shares, other than shares owned by that 10% stockholder or any related entity.

Section 78.379 Nevada Corporation Law prohibits an acquirer, under certain circumstances, from voting its shares of our common stock after obtaining a certain ownership threshold, unless the acquirer obtains approval of voting rights for their shares from our disinterested stockholders. The statute specifies three ownership thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” under the statute and such shares are deprived of the right to vote until the disinterested stockholders restore the right. The provision also provides that in the event that control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Special Meetings of Stockholders

Our Amended and Restated Bylaws provide that special meetings of stockholders may be called by the chairman of our board of directors or by our chief executive officer, if any, or if there is no chairman of the board of directors and no chief executive officer, then by our president. Stockholders have no right to request or call a special meeting.

No Action Without A Meeting

No action may be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by our Amended and Restated Bylaws. The stockholders may not take action by written consent.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock or delaying or preventing our change in control without further action by the stockholders.

We will include in a supplement to this prospectus the terms relating to any series of preferred stock being offered.

These terms will include some or all of the following:

•	the distinctive title of such preferred stock;

•	the number of shares offered;

•	the initial offering price;

•	any liquidation preference per share;

•	any dividend rights and the specific terms relating to those dividend rights, including the applicable dividend rate, period and/or payment date;

•	the date from which dividends on such preferred stock will accumulate, if applicable;

•
whether the shares of preferred stock may be issued at a discount below their liquidation preference, and material United States federal income tax, accounting and other considerations applicable to that preferred stock;

•
whether and upon what terms we or a holder of preferred stock can elect to pay or receive dividends, if any, in cash or in additional shares of preferred stock, and material United States federal income tax, accounting and other considerations applicable to any additional shares of preferred stock paid as dividends;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of any series;

•
whether and upon what terms the shares will be convertible into or exercisable or exchangeable for common stock, preferred stock, debt securities, warrants or stock purchase contracts, including the conversion price or exchange rate, as applicable;

•	the relative priority of such shares to other series of preferred stock with respect to rights and preferences;

•
the limitations, if any, on the issue of any additional series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, or dissolution or the winding up of our affairs;

•	any voting rights;

•	whether or not the shares are or will be listed on any securities exchange or quoted on an automated quotation system;

•	a discussion of Federal income tax considerations applicable to the shares; and

•	any additional terms, preferences, rights, limitations or restrictions applicable to the shares.

The preferred stock will have no preemptive rights. All of the preferred stock, upon payment in full of such shares, will be fully-paid, validly issued and  non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of the Company and will be senior, senior subordinated or subordinated debt. In this description, references to “Far East Energy Corporation,” “we,” “us” or “our” refer only to Far East Energy Corporation and not to any of our subsidiaries. Our unsecured senior debt securities, unsecured senior subordinated debt securities and unsecured subordinated debt securities will be issued under separate indentures to be entered into by us and a trustee to be named in a prospectus supplement. We also may appoint a trustee for one or more series of senior debt securities that we may issue under the indenture.

Forms of the senior indenture, the senior subordinated debt indenture and the subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries.

The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, warrants or stock purchase contracts. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock, warrants or stock purchase contracts or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•
the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if necessary, a discussion of material U.S. federal income tax considerations.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depository shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depository shares and number of shares of our common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The stock purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more stock purchase contracts, warrants, debt securities, common stock, preferred stock, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any one or more one of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, we may enter into derivative or other hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and applicable prospectus supplement and, if so, the third party or third parties will be an underwriter or underwriters and be named as underwriters in the applicable prospectus supplement or post-effective amendment with respect to the offering. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement and, if so, the third party or third parties will be an underwriter or underwriters and be named as underwriters in the applicable prospectus supplement or post-effective amendment with respect to the offering.

We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short position, or loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and, if so, the third party or third parties will be an underwriter or underwriters and be named as underwriters in the applicable prospectus supplement or post-effective amendment with respect to the offering. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	the securities exchanges on which the securities may be listed, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

In the event any underwriter, dealer or agent who is a member of the Financial Industry Regulatory Authority, or FINRA, participates in the distribution of any securities offered pursuant to this prospectus and any applicable prospectus supplement, the maximum underwriters’ compensation to be received by such FINRA member will not be greater than eight percent (8%) of the gross proceeds from the sale of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless otherwise indicated in such prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered or sold.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts and the date when we will demand payment and delivery of the securities under the delayed delivery contract.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise prevail in the open market. If commenced, the underwriter may discontinue these activities at any time.

Any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

Underwriters, dealers, agents, remarketing firms and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us in the common course of business.

Any securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any such securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Coppedge Emmel & Klegerman PC, Las Vegas, Nevada and/or Baker & McKenzie LLP, Dallas, Texas. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, including management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 and the financial statement schedule included therein, to the extent and for the periods set forth in their reports, have been audited by our independent registered public accounting firm, JonesBaggett LLP, and have been incorporated herein by reference in reliance upon the reports of JonesBaggett LLP, given on the authority of such firm as experts in accounting and auditing.

Far East Energy Corporation

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Stock Purchase Contracts and
Units

PROSPECTUS

November 4, 2009

We have not authorized any dealer, salesperson or any other person to give you written information other than this prospectus or to make any representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of any offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder shall create an implication that the information contained herein or the affairs of Far East Energy Corporation have not changed since the date hereof.